Exhibit 24

Power of Attorney

Know all by these presents, that each person whose signature appears below hereby constitutes and appoints Patrick J. McHale or James A. Graner, that person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for that person and in that person’s name, place and stead, in any and all capacities, to sign the Report on Form 10-K for the year ended December 30, 2011, of Graco Inc. (and any and all amendments thereto) and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, the following persons have signed this Power of Attorney on the date indicated.

Date

/S/WILLIAM J. CARROLL William J. Carroll	February 17, 2012

/S/ERIC P. ETCHART Eric P. Etchart	February 17, 2012

/S/JACK W. EUGSTER Jack W. Eugster	February 17, 2012

/S/J. KEVIN GILLIGAN J. Kevin Gilligan	February 17, 2012

/S/PATRICK J. MCHALE Patrick J. McHale	February 17, 2012

/S/LEE R. MITAU Lee R. Mitau	February 17, 2012

/S/MARTI MORFITT Marti Morfitt	February 17, 2012

/S/WILLIAM G. VAN DYKE William G. Van Dyke	February 17, 2012

/S/R. WILLIAM VAN SANT R. William Van Sant	February 17, 2012

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